Exhibit 10.1

Boingo Wireless, Inc.

Amended and Restated 2001 Stock Incentive Plan

Notice of Option Grant

You have been granted the following option to purchase Common Stock of Boingo Wireless, Inc. (the “Company”):

Name of Optionee:	«FirstName» «LastName»

Total No. of Common Shares Granted:	«Shares»

Type of Option:	Incentive Stock Option

Exercise Price Per Share:	$«PurchasePrice»

Total Purchase Price:	«TotalPP»

Effective Date of Grant:	«EffectiveDate»

Vesting Commencement Date:	«VestingDate»

Your grant is subject to your execution of the attached Stock Option Agreement (the “Agreement”), and is governed by the terms of the Agreement and the Company’s Amended and Restated 2001 Stock Incentive Plan. These documents describe the terms, conditions and restrictions applicable to your stock option.

The option granted pursuant to this Agreement and the securities issuable upon the exercise thereof have not been registered under the Securities Act of 1933, as amended and may not be sold, pledged, or otherwise transferred without an effective registration thereof under such act or an opinion of counsel, satisfactory to the company and its counsel, that such registration is not required.

Boingo Wireless, Inc.

Amended and Restated 2001 Stock Incentive Plan

Incentive Stock Option Agreement

This Incentive Stock Option Agreement (this “Agreement”) is made as of «EffectiveDate», by and between, Boingo Wireless, Inc., a Delaware corporation (the “Company”), and «FirstName» «LastName» (“Optionee”) with reference to the following facts:

I.             Optionee has received an option (the “Option”) to purchase Common Stock under the Company’s Amended and Restated 2001 Stock Incentive Plan (the “Plan”);

II.            The Option is conditioned on the Optionee entering into this Agreement; and

III.          The Optionee wishes to accept the Option and enter into this Agreement.

Now, therefore, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:

Section 1.  Grant of Option

(a)           Option.  On the terms and conditions set forth in the Notice of Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of shares of Common Stock set forth in the Notice of Option Grant. This option is intended to be an Incentive Stock Option, as provided in the Notice of Option Grant, subject to adjustment as provided in the Plan.  Accordingly, Optionee must be an Employee at the time of the grant of this Option. Furthermore the Exercise Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock as of the date of this Option if Optionee is a Ten Percent Shareholder of the Company, or one hundred percent (100%) of the Fair Market Value of the Common Stock as of the date of this Option in the case of any other Employee.

(b)           Option Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received.  The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 15 of this Agreement or in the Plan.

Section 2.              Right to Exercise

(a)           Exercisability.  Subject to Subsection (c) below and the other conditions set forth in this Agreement, Optionee shall acquire a vested interest in twenty-five percent (25%) of the Common Stock subject to this option upon Optionee’s completion of one year of Service measured from and after the Vesting Commencement Date.  Optionee shall acquire a vested interest in the remaining Common Stock subject to this option in successive equal monthly installments of 2.0833% per month upon Optionee’s completion of each of the thirty-six (36) months of Service measured from and after the date that is one year after the Vesting Commencement Date. However, the aggregate Fair Market Value of Common Stock (determined as of the date of grant) with respect to which this Incentive Stock Options becomes exercisable by the Optionee during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by Code Section 422. To the extent that the limit is exceeded, the Options will be treated as Nonstatutory Options (but all of the other provisions of the Option shall remain applicable), with the first Options that were granted to the Participant to be treated as Incentive Stock Options.

(b)           Acceleration.  In the event of a Change in Control before the Optionee’s Service with the Company terminates, in addition to all shares of Common Stock subject to this option that are otherwise vested as of such Change in Control, an additional fifty percent (50%) of the then unvested shares of Common Stock subject to such option shall become vested and exercisable immediately prior to such Change in Control, and the remaining unvested shares subject to such option will vest and become exercisable in accordance with the same vesting schedule originally provided in Section 2(a) of this Agreement.  In the event that the Optionee experiences a Constructive Termination (as defined below) in connection with or within twelve (12) months following a Change in Control, all unvested shares of Common Stock subject to this option shall become fully vested and exercisable.

“Constructive Termination” means the occurrence of any of the following:  (i) the involuntary discharge of the Optionee by the Company (or the Parent or Subsidiary employing such Optionee) for reasons other than Cause, (ii) the voluntary resignation of the Optionee following a change in the Optionee’s position with the Company (or the Parent or Subsidiary employing such Optionee) that materially reduces such Optionee’s level of authority or responsibility, (iii) the voluntary resignation of the Optionee following a reduction in the Optionee’s base salary by more than 10%, or (iv) the voluntary resignation of the Optionee following receipt of notice that the Optionee’s principal workplace will be relocated more than 35 miles.

(c)           Effect of Exercise.  Upon exercise of all or any part of the Option, the number of shares of Common Stock subject to the Option under this Agreement shall be reduced by the number of shares of Common Stock with respect to which such exercise is made.

(d)           Stockholder Approval.  Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Stockholders of the Company.

Section 3.              No Transfer or Assignment of Option

The Option shall be exercisable during the Optionee’s lifetime only by the Optionee or by the Optionee’s guardian or legal representative and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution as provided in Section 5.

Section 4.              Exercise Procedures

(a)           Notice of Exercise and Payment of Purchase Price.  The Optionee or the Optionee’s representative may exercise this option by giving written notice, on the form attached hereto as Annex A (or such other form as may be specified by the Company), to the Company pursuant to Section 14(c) (the “Notice of Exercise”).  The Notice of Exercise shall specify the election to exercise this option and the whole number of shares of Common Stock for which it is being exercised. The Notice of Exercise shall be signed by the person exercising this option.  In the event that this option is being exercised by the representative of the Optionee, the Notice of Exercise shall be accompanied by proof satisfactory to the Company of the representative’s right to exercise this option.  The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the Notice of Exercise, payment for the full amount of the Purchase Price.  The Purchase Price shall be paid in cash or cash equivalents or in such other form of consideration as shall be permitted from time to time by the Board or Committee, including, without limitation, if so permitted, (i) by a promissory note made by the Optionee in favor of the Company, upon the terms and conditions determined by the Board or Committee, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law, federal margin requirements, and the rules of any stock exchange or other securities market on which the Common Stock is traded), (ii) by Common Stock already owned by the Optionee, (iii) by the exchange of Options having a value equal to such purchase price or (iv) if the Common Stock is then publicly traded, through a Broker’s Transaction.

(b)           Issuance of Stock.  After receiving a proper Notice of Exercise, the Company shall issue the number of shares of Common Stock as to which this option was exercised to and in the name of the person on whose behalf this option was exercised.

(c)           Withholding Taxes.  In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Common Stock purchased by exercising this option.  To the extent the Optionee elects to satisfy the withholding requirements that arise in connection with the exercise of this option by having the Company withhold shares of Common Stock, such withholding shall include that number of additional shares of Common Stock that equals the largest number of whole shares of Common Stock with a fair market value (determined as of the date of exercise) that does not exceed the aggregate income and employment tax withholdings that apply, calculated at the withholding tax rate elected by the Optionee for such purpose.

(d)           Automatic Net Exercise.  In the event this option has not been exercised in full as of the last business day prior to its expiration (as determined in accordance with Section 5, below), to the extent the option is then vested and outstanding, it will be automatically net exercised on such date by delivering to the Optionee or the Optionee’s representative the difference between (i) the total number of whole shares of Common Stock being exercised minus (ii) the sum of (x) the number of shares of Common Stock that equals the largest number of whole shares of Common Stock having an aggregative fair market value that does not exceed the aggregate exercise price applicable to all shares of Common Stock being exercised, plus (y) the number of shares of Common Stock that equals the largest number of whole shares of Common Stock having an aggregate fair market value that does not exceed the aggregate income and employment tax withholdings that apply, calculated at the withholding tax rate the Optionee has elected for such purpose.

Section 5.              Term and Expiration

(a)           Term.  This option shall expire no later than ten years after the Effective Date of Grant.  However, if Optionee is a Ten Percent Shareholder, the option shall expire not later than five (5) years from the date of this Option.

(b)           Termination of Service (Except by Death or for Cause).  If the Optionee’s Service terminates for any reason other than death or for Cause, then this option shall expire on the earliest of the following occasions:

(i)            The expiration date determined pursuant to Subsection (a) above;

(ii)           The date three months after the termination of the Optionee’s Service for any reason other than Disability; or

(iii)          The date six months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options pursuant to the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Common Stock had vested before the Optionee’s Service terminated (or vested as a result of the termination). The unvested portion of such Options shall lapse when the Optionee’s Service terminates.  In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executor or administrator of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Common Stock had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(c)           Death of the Optionee.  If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

(i)            The expiration date determined pursuant to Subsection (a) above; or

(ii)           The date 12 months after the Optionee’s death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executor or administrator of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death.  When the Optionee dies, this option shall expire immediately with respect to the number of shares of Common Stock for which this option is not yet exercisable.

(d)           Termination for Cause.  If the Optionee’s Service is terminated for “Cause,” then this Option shall expire and terminate upon the date of such termination and shall not thereafter be exercisable as to any Common Stock subject hereto, whether or not this Option is then exercisable as to any Common Stock.

Section 6.              Legality of Initial Issuance

No Common Stock shall be issued upon the exercise of this option unless and until the Company has determined that:

(a)           It and the Optionee have taken any actions required to register the Common Stock purchased pursuant to this option under the Securities Act or to perfect an exemption from the registration requirements thereof; and

(b)           All applicable provisions of state or federal law, and the rules of any stock exchange or securities market on which the Common Stock is traded have been satisfied.

Section 7.              No Registration Rights

The Company may, but shall not be obligated to, register or qualify the resale of Common Stock under the Securities Act or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the resale of Common Stock acquired under this Agreement to comply with any law.

Section 8.              Restrictions on Transfer

(a)           Securities Law Restrictions.  Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law, and the rules of any stock exchange or securities market on which the Common Stock is traded.

(b)           Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Stock acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days.  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Stock subject to the Market Stand-Off, or into which such Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to such securities until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b).  This Subsection (b) shall not apply to Common Stock acquired by Optionee in the Company’s public offering under the Securities Act or the sale of any shares to an underwriter pursuant to an underwriting agreement.

(c)           Investment Intent at Grant.  Optionee represents and agrees that the Common Stock to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(d)           Administration.  Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 8 shall be binding on the Optionee and all other persons.

Section 9.              Adjustment of Stock; Extraordinary Corporate Event

In the event of any transaction described in Section 10(a) of the Plan, the number and kind of shares of Common Stock subject to this option and the Exercise Price shall be adjusted as set forth in Section 10 of the Plan.  In the event that the Company is a party to a merger, consolidation or exchange of equity interests, this Option will be governed by the provisions of Section 10(b) of the Plan.

Section 10.  Right of First Refusal

By accepting a grant under the Plan, the Optionee agrees that the shares of Common Stock issuable under the Plan upon exercise of an Option shall be subject to a right of first refusal on behalf of the Company and its assignees, as follows:

(a)           Before any Common Stock issued under the Plan to Optionee may be sold or transferred (including any transfer by operation of law), such Common Stock shall first be offered to the Company as follows:

(i)            The Optionee shall deliver a notice (the “Notice”) to the Company stating (A) his or her bona fide intention to sell or transfer such Common Stock, (B) the number of shares of Common Stock to be sold or transferred, (C) the price and other terms and conditions of sale at which he or she proposes to sell or transfer such Common Stock, and (D) the name of the proposed purchaser or transferee.

(ii)           Within 30 days after receipt of the Notice, the Company may elect to purchase any or all of the shares of Common Stock to which the Notice refers, at the price per share and upon the terms and conditions specified in the Notice, in the case of a sale for cash.  If the Notice involves a transfer or sale other than for cash, the Company shall pay the Fair Market Value of such Common Stock.  An election by the Company to purchase the Common Stock shall be made by written notice to the Optionee, specifying the number of shares to be purchased. If the Company elects not to purchase any or all of the shares of Common Stock, the Company may assign its right to purchase the remaining shares of Common Stock.

(iii)          If the Company or its assignee does not elect to purchase all of the shares of Common Stock to which the Notice refers, the Participant may sell or transfer the remaining shares to any purchaser or transferee named in the Notice at, in the case of a sale, the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 60 days following receipt of the Notice by the Company and provided, further, that any such sale is in accordance with all the terms and conditions specified in the Notice and upon the terms and conditions hereof.

(iv)          The provisions of Paragraphs (a)(i) through (a)(iv) shall not apply to a transfer of any Common Stock pursuant to a Permitted Transfer; provided that the transferee shall receive and hold such Common Stock subject to the provisions of this Section 10 and there shall be no further transfer of such shares by any Permitted Transferee.

(v)           No Common Stock may be sold or transferred without full compliance with this Section 10, and any sale or transfer that is not in compliance with this Section 10 shall be void.  The Company shall not be required to transfer on its books any Common Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Section 10, or to treat as the owner of such Common Stock or to accord the right to vote as such owner or to pay dividends to, any transferee to whom such Common Stock shall have been so transferred.

(b)           All certificates representing the Common Stock issued under this Agreement shall have endorsed thereon substantially the following legend:

The shares represented by this certificate are subject to a right of first refusal in favor of Boingo Wireless, Inc. or its assignee as set forth in the Amended and Restated 2001 Stock Incentive Plan of Boingo Wireless, Inc. pursuant to which such shares were issued, a copy of which is available at the principal office of Boingo Wireless, Inc.

(c)           Notwithstanding the above, neither the Company nor any other person shall have any right under this Section 10 at any time after the Company registers a class of equity securities under the Securities Exchange Act of 1934, as amended.

Section 11.  Drag-along Rights

(a)           Drag-Along Right.  In the event that Investors determine to accept an offer from any person to purchase all or substantially all of the Common Stock of the Company owned by them, then, if so desired by the Investors, Optionee shall sell pursuant to such offer to purchase all Common Stock purchased pursuant to this Option (the “Option Stock”) Optionee then holds (the “Drag-Along Sale”). Optionee and all other stockholders participating in such Drag-Along Sale (i) shall receive the same consideration per share of Common Stock (or equivalent share), shall be subject to the same terms and conditions of sale and shall otherwise be treated equally or, where appropriate, pro rata based upon the number of shares of Common Stock (or equivalent stock), held by Optionee and such other members and (ii) shall execute such documents and take such actions as may be reasonably required by any such selling Investors.

(b)           Notice.  The selling Investors shall provide Optionee with written notice (the “Sale Notice”) prior to the date of the Drag-Along Sale (the “Drag-Along Sale Date”).  The Sale Notice shall set forth:  (i) the name and address of each proposed transferee or purchaser of shares of Common Stock of the Company in the Drag-Along Sale; (ii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by each proposed transferee or purchaser; (iii) confirmation that the proposed purchaser or transferee has been informed of the “Drag-Along Rights” provided for herein and has agreed to purchase shares of Common Stock of the Company in accordance with the terms hereof; and (iv) the Drag-Along Sale Date.

(c)           Consent.  Optionee hereby consents to any proposed sale, transfer or other form of transaction described in Section 11(a) and agrees to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale, transfer, reorganization, exchange, merger, combination or other form of transaction.  Optionee further agrees to timely take such other actions as Investors may reasonably request in connection with the approval of the consummation of such sale, transfer or other form of transaction, including voting as a stockholder to approve any such transaction and waiving any appraisal rights that Optionee may have in connection therewith.

Section 12.  Proxy

Optionee hereby revokes all previous proxies and other rights granted to third persons with regard to the Option Stock (other than those arising hereunder or under the Plan) and any and all other securities issued in respect thereof or in substitution thereof (collectively, the “Subject Securities”) and hereby appoints the Secretary of the Company, effective from and after the Effective Date of Grant of this Option (the “Proxy Date”), as Optionee’s proxy holder, with full power of substitution, as to all of the Subject Securities (a) to exercise all rights of any nature whatsoever in respect of the Subject Securities and to execute any instrument in respect thereof, including without limitation to attend and vote at any meeting of the stockholders of the Company and any adjournment thereof held on or after the Proxy Date, and (b) to execute any and all written consents of stockholders of the Company executed on or after the Proxy Date, with the same effect as if Optionee had personally attended the meetings or had personally voted the Subject Securities or had personally signed such written consents. This proxy is coupled with an interest and is irrevocable, and shall be binding upon all transferees receiving any Subject Securities in a Permitted Transfer.  The provisions of this Section 12 shall terminate upon the initial public offering of an equity security of the Company.

Section 13.  Marital Dissolution or Legal Separation

In connection with the dissolution of Optionee’s marriage or the legal separation of Optionee and Optionee’s spouse, the Company shall have the right (the “Special Purchase Right”), exercisable at any time during the sixty (60) day period following the Company’s receipt of the required Dissolution Notice (as defined below), to purchase from Optionee’s spouse, in accordance with the provisions of this Section 13, all or any portion of (i) the Option, (ii) the shares of Common Stock issuable pursuant to any portion of the Option that is unexercised (the “Option Stock”) and (iii) the shares of Common Stock issued upon exercise of the Option by Optionee (the “Exercised Stock”), that would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such Option Stock or Exercised Stock.

Optionee shall promptly provide the Secretary of the Company with written notice (“Dissolution Notice”) of (a) the entry of any judicial decree or order resolving the property rights of Optionee and Optionee’s spouse in connection with their marital dissolution or legal separation or (b) the execution of any contract or agreement relating to the distribution or division of such property rights.  The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between Optionee and Optionee’s spouse that provides for the award to the spouse of the Option, Option Stock or the Exercised Stock, in settlement of any community property or other marital property rights such spouse may have in such Option, Option Stock or Exercised Stock. The Special Purchase Right shall be exercisable by written notice (“Purchase Notice”) delivered to Optionee and Optionee’s spouse within sixty (60) days after the Company’s receipt of the Dissolution Notice.  The Purchase Notice shall indicate (x) the number of shares to be purchased, in the case of Exercised Stock, and the number of shares covered by the Option, in the case of an award of all or any part of the Option or the Option Stock, (y) the date the purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice) and (z) the purchase price per share to be paid for such Option, Option Stock or Exercised Stock, which shall be as set forth below.  Prior to the close of business on the date specified for the purchase, the Company shall pay to Optionee’s spouse (in cash or cash equivalents) an amount equal to the purchase price, multiplied by the number of shares of

Exercised Stock to be purchased, or multiplied by the number of shares of the Option Stock to be purchased, as specified in the Purchase Notice.  The unvested portion of the Option or Option Stock shall be canceled without consideration.  The purchase price for the Option or Option Stock that has vested but which is not exercised shall be the Fair Market Value (as defined in the Plan) less the Exercise Price, and the purchase price for Exercised Stock shall be their Fair Market Value (as defined in the Plan).  In the event of any conflict between this Section 13 and the provisions of Section 10, the provisions of this Section 13 shall control.

Section 14.  Miscellaneous Provisions

(a)           Rights as a Stockholder.  Neither the Optionee nor the Optionee’s representative shall have any rights as a Stockholder with respect to any Common Stock subject to this option until (i) the Optionee or the Optionee’s representative becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Purchase Price pursuant to Section 4(a) and (ii) the Optionee or the Optionee’s representative has satisfied any other requirement imposed on Stockholders by applicable law or any other agreement among the Stockholders.

(b)           At-Will Service; No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee). Optionee hereby agrees and affirms that Optionee’s Service is for no specified period and can be terminated by either Optionee or the Company (or any such Parent or Subsidiary) for any reason, with or without Cause, at any time, and that this is the full and complete agreement between Optionee and the Company on this matter.  Optionee’s “at-will” Service relationship may only be changed in the manner specified in his or her offer and acceptance of Service.

(c)           Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery (which may be by overnight courier) or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(d)           Entire Agreement.  The Notice of Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state.

Section 15.  Definitions

(a)           “Agreement” shall mean this Option Agreement.

(b)           “Board” shall mean the Board of Directors of the Company.

(c)           “Cause” shall mean (i) Optionee’s unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use causes material harm to the Company, (ii) Optionee’s conviction of, or the entry of a pleading of guilty or nolo contendere by Optionee to a felony under the laws of the United States or any state thereof, or a crime involving moral turpitude; (iii) Optionee’s gross negligence or willful misconduct or Optionee’s continued failure to satisfactorily perform assigned duties after receiving written notification from the Company; (iv) an act of fraud or dishonesty committed by Optionee against the Company, or (vi) any other misconduct by Optionee that is materially injurious to the business or reputation of the Company.

(d)           “Change in Control” shall mean:

(i)            The consummation of a merger or consolidation of the Company with or into another entity or any other reorganization, or an exchange of equity interests or other transaction where all the Company’s stockholders immediately prior to such transaction own less than 50% of the outstanding combined voting securities of the continuing or surviving entity immediately after such merger, consolidation or other transaction; or

(ii)           The consummation of sale, transfer or other disposition of all or substantially all of the Company’s assets.

In no event will any securities issued in connection with any public offering be treated as, or be used to meet the definition of, a Change in Control.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)            “Committee” shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

(g)           “Common Stock” shall mean (i) Common Stock of the Company, and (ii) any security into which such Common Stock is converted.

(h)           “Company” shall mean Boingo Wireless, Inc., a Delaware corporation.

(i)            “Effective Date of Grant” shall mean the date specified in the Notice of Option Grant, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee’s Service.

(j)            “Exercise Price” shall mean the amount for which one share of Common Stock may be purchased upon exercise of this option, as specified in the Notice of Option Grant.

(k)           “Incentive Stock Option” means an option to purchase Common Stock that is intended to be an incentive stock option under Section 422 of the Code.

(l)            “Investors” shall mean a majority of the holders of the Common Stock and any preferred stock of the Company, or any of their respective successors or transferees.

(m)          “Nonstatutory Option” means any option to purchase Common Stock that is not an Incentive Stock Option.

(n)           “Notice of Option Grant” shall mean the document so entitled to which this Agreement is attached.

(o)           “Optionee” shall mean the individual named in the Notice of Option Grant.

(p)           “Plan” shall mean the Boingo Wireless, Inc. Amended and Restated 2001 Stock Incentive Plan, as in effect on the Date of Grant.

(q)           “Purchase Price” shall mean the Exercise Price multiplied by the number of shares of Common Stock with respect to which this option is being exercised.

(r)            “Securities Act” shall mean the Securities Act of 1933, as amended.

(s)           “Stockholder” shall mean a person who is a Stockholder of the Company.

(t)            “Vesting Commencement Date” shall mean the vesting commencement date set forth on the Notice of Option Grant attached to this Agreement.

In Witness Whereof, the parties have entered this Agreement on the date first indicated above.

Boingo Wireless, Inc., a Delaware corporation

By:

Name:

Title:

Optionee

Name:	«FirstName» «LastName»

Address:

Spousal Consent

The undersigned spouse of «FirstName» «LastName» (“Optionee”) has read and hereby approves the foregoing Option Agreement dated as of «EffectiveDate».  In consideration of the Company’s granting Optionee the option to purchase Common Stock in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including (specifically) the right of the Company (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such Stock pursuant to community property laws or other marital property rights.

Optionee’s Spouse

Name:

Date:

Annex A

Notice of Exercise

Boingo Wireless, Inc.	Date:
10960 Wilshire Blvd. Suite 800
Los Angeles, CA 90024

Attn: Corporate Secretary

Dear Corporate Secretary:

I am the holder of an option (the “Option”) granted by Boingo Wireless, Inc. (the “Company”) on                      ,            to purchase up to an aggregate of              shares of the Company’s Common Stock pursuant to the terms of a Notice of Option Grant and Option Agreement dated as of such date between the Company and me.  I hereby exercise the Option with respect to            shares of Common Stock (the “Common Stock”) subject to the Option, and I hereby present with this Notice of Exercise funds payable to the Company in the amount of $               .   , which represents the full purchase price for the Common Stock.

I hereby represent and warrant to the Company as follows:

1.             I am acquiring the Common Stock for investment for my own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and I have no present intention of selling, granting any participation in, or otherwise distributing the Common Stock. I do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock.

2.             I understand that the Common Stock is characterized as “restricted securities” under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act of 1933, as amended except in certain limited circumstances.

3.             I understand that the Common Stock is subject to certain rights and obligations, including a right of first refusal, a drag along right and a “lockup” provision in the event of a public offering of the Company’s equity securities.

I further agree not to make any disposition of all or any portion of the Common Stock except in accordance with the Company’s Amended and Restated 2001 Stock Incentive Plan and unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of the Option and the Plan.

I acknowledge that no oral or written representations have been made to me in connection with the offer and sale of the Common Stock by the Company or any officer, employee, agent or affiliate of the Company.

Optionee:

Optionee’s Spouse: